Exhibit 99.1

Independent Auditor’s Report

Board of Directors and Audit Committee
Heartland BancCorp
Whitehall, Ohio

Opinions on the Consolidated Financial Statements and Internal Control Over Financial Reporting

We have audited the consolidated financial statements of Heartland BancCorp, which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of income, comprehensive income (loss), shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Heartland BancCorp as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

We also have audited Heartland BancCorp’s internal control over financial reporting as of December 31, 2023, based on criteria established in the Internal Control — Integrated Framework (2013), issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, Heartland BancCorp maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, based on COSO.

Basis for Opinions

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements and Internal Control over Financial Reporting” section of our report. We are required to be independent of Heartland BancCorp and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Emphasis of Matter

As discussed in Note 1 to the consolidated financial statements, in 2023, Heartland BancCorp changed its method of accounting for credit losses on financial instruments due to the adoption of Accounting Standards Codification Topic 326: Financial Instruments — Credit Losses. Our opinion is not modified with respect to this matter.

1

Responsibilities of Management for the Consolidated Financial Statements and Internal Control Over Financial Reporting

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of effective internal control over financial reporting relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Management also is responsible for its assessment about the effectiveness of internal control over financial reporting, included in the accompanying Management Report.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Heartland BancCorp’s ability to continue as a going concern within one year after the date that these consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements and Internal Control Over Financial Reporting

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and about whether effective internal control over financial reporting was maintained in all material respects, and to issue an auditor’s report that includes our opinions.

Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit of consolidated financial statements or an audit of internal control over financial reporting conducted in accordance with GAAS will always detect a material misstatement or a material weakness when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered to be material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit of consolidated financial statements and an audit of internal control over financial reporting in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audits.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•	Obtain an understanding of internal control relevant to the financial statement audit in order to design audit procedures that are appropriate in the circumstances.

•	Obtain an understanding of internal control over financial reporting relevant to the audit of internal control over financial reporting, assess the risks that a material weakness exists, and test and evaluate the design and operating effectiveness of internal control over financial reporting based on the assessed risk.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Heartland BancCorp’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the financial statement audit.

2

Definition and Inherent Limitations of Internal Control Over Financial Reporting

An entity’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Because management’s assessment and our audit were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our audit of Heartland BancCorp’s internal control over financial reporting included controls over the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and with the instructions to the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9-C). An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct, misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Indianapolis, Indiana
March 7, 2024

3

Heartland BancCorp

Consolidated Balance Sheets
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

	2023	2022
Assets
Cash and cash equivalents	$36,682	$22,883
Available-for-sale securities	211,130	152,492
Held-to-maturity securities, fair value of $5 at December 31, 2022	—	5
Loans held for sale	1,145	1,345
Loans, net of allowance for credit losses of $17,927 and $16,591 at December 31, 2023 and 2022, respectively	1,531,280	1,387,842
Premises and equipment	33,649	30,476
Nonmarketable equity securities	6,866	6,627
Mortgage servicing rights, net	3,373	3,173
Foreclosed assets held for sale	10	5
Goodwill	12,389	12,389
Intangible assets	565	765
Deferred income taxes	6,448	7,516
Life insurance assets	20,315	19,790
Accrued interest receivable and other assets	19,363	17,818
Total assets	$1,883,215	$1,663,126
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand	$487,631	$523,036
Savings, NOW and money market	711,198	609,676
Time	443,772	323,858
Total deposits	1,642,601	1,456,570
Repurchase agreements	4,583	5,213
Other borrowed funds	31,000	16,000
Subordinated debt	24,034	24,693
Interest payable and other liabilities	18,465	16,742
Total liabilities	1,720,683	1,519,218
Shareholders’ Equity
Common stock, without par value; authorized 20,000,000 shares; issued 2023 – 2,105,737 shares, 2022 – 2,099,587 shares	62,724	61,998
Retained earnings	120,065	107,165
Accumulated other comprehensive loss	(15,263)	(20,261)
Treasury stock at cost, 2023 – 90,612 and 2022 – 90,612 shares	(4,994)	(4,994)
Total shareholders’ equity	162,532	143,908
Total liabilities and shareholders’ equity	$1,883,215	$1,663,126

See Notes to Consolidated Financial Statements

4

Heartland BancCorp

Consolidated Statements of Income
Years Ended December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

	2023	2022
Interest Income
Loans	$84,423	$57,920
Securities
Taxable	4,321	2,498
Tax-exempt	2,441	2,346
Other	1,201	333
Total interest income	92,386	63,097
Interest Expense
Deposits	28,690	4,447
Borrowings	2,662	1,659
Total interest expense	31,352	6,106
Net Interest Income	61,034	56,991
Provision for Credit Losses	2,600	1,920
Net Interest Income After Provision for Credit Losses	58,434	55,071
Noninterest Income
Service charges	4,012	3,631
Gains on sale of loans and originated mortgage servicing rights	2,372	1,520
Loan servicing fees, net	1,530	1,505
Title insurance income	892	1,177
Increase in cash value of life insurance	525	409
Other	3,108	3,139
Total noninterest income	12,439	11,381
Noninterest Expense
Salaries and employee benefits	29,558	28,344
Net occupancy and equipment expense	4,231	3,920
Software and data processing fees	4,461	3,662
Professional fees	1,021	1,044
Marketing expense	1,199	1,012
Printing and office supplies	353	323
State financial institution tax	1,039	1,129
FDIC insurance premiums	1,166	369
Other	4,022	4,423
Total noninterest expense	47,050	44,226
Income Before Income Tax	23,823	22,226
Provision for Income Taxes	4,307	4,155
Net Income	$19,516	$18,071
Basic Earnings Per Share	$9.69	$9.00
Diluted Earnings Per Share	$9.62	$8.90

See Notes to Consolidated Financial Statements

5

Heartland BancCorp

Consolidated Statements of Comprehensive Income/(Loss)
Years Ended December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

	2023	2022
Net Income	$19,516	$18,071
Other Comprehensive Income/(Loss):
Unrealized gain/(loss) on available-for-sale securities, net of taxes/(benefit) of $1,329 and $(5,993) for 2023 and 2022, respectively	4,998	(22,544)
Other comprehensive income/(loss)	4,998	(22,544)
Comprehensive Income/(Loss)	$24,514	$(4,473)

See Notes to Consolidated Financial Statements

6

Heartland BancCorp

Consolidated Statements of Shareholders’ Equity
Years Ended December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

	Common Stock		Retained	Accumulated Other Comprehensive	Treasury
	Shares	Amount	Earnings	Income/(Loss)	Stock	Total
Balance, December 31, 2021	2,004,175	$61,231	$94,638	$2,283	$(4,994)	$153,158
Net income			18,071			18,071
Other comprehensive loss				(22,544)		(22,544)
Dividends on common stock, $2.76 per share			(5,544)			(5,544)
Stock option expense		515				515
Stock options exercised	4,800	252				252
Balance, December 31, 2022	2,008,975	$61,998	$107,165	$(20,261)	$(4,994)	$143,908
Cumulative change for adoption of ASC 326 (see note 1)			(500)			(500)
Balance, January 1, 2023	2,008,975	$61,998	$106,665	$(20,261)	$(4,994)	$143,408
Net income			19,516			19,516
Other comprehensive income				4,998		4,998
Dividends on common stock, $3.04 per share			(6,116)			(6,116)
Stock option expense		478				478
Stock options exercised	6,150	248				248
Balance, December 31, 2023	2,015,125	$62,724	$120,065	$(15,263)	$(4,994)	$162,532

See Notes to Consolidated Financial Statements

7

Heartland BancCorp

Consolidated Statements of Cash Flows
Years Ended December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

	2023	2022
Operating Activities
Net income	$19,516	$18,071
Items not requiring (providing) cash
Depreciation and amortization	1,932	1,913
Provision for credit losses	2,600	1,920
Amortization of premiums and discounts on securities	787	872
Amortization of purchase accounting adjustments	142	236
Accretion of loan fees, net	(72)	(299)
Deferred income taxes	(102)	(119)
Stock option expense	478	515
Tax benefit related to stock options exercised	28	30
Gain on sale of loans	(1,312)	(1,219)
Increase in cash surrender value of life insurance	(525)	(409)
Changes in
Receivables due from loan sales	200	3,303
Interest receivable	(1,990)	(862)
Other assets	461	(3,068)
Interest payable and other liabilities	128	2,359
Net cash provided by operating activities	22,271	23,243
Investing Activities
Purchase of available-for-sale securities	(58,184)	(35,047)
Proceeds from maturities of available-for-sale securities	4,965	9,652
Proceeds from maturities of held-to-maturity securities	5	44
Purchase of nonmarketable equity securities	(239)	(603)
Net change in loans	(143,955)	(230,681)
Purchase of premises and equipment	(5,168)	(2,990)
Proceeds from sale of premises and equipment	104	53
Purchase of life insurance	—	(1,261)
Net cash used in investing activities	(202,472)	(260,833)
Financing Activities
Net increase in demand deposits, money market, NOW and savings accounts	$66,117	$64,860
Net increase in certificates of deposit	119,941	135,710
Net decrease in repurchase agreements	(630)	(3,819)
Net change in fed funds	(10,000)	10,000
Proceeds/(repayment) of FHLB advances	25,000	(6,000)
Repayment of subordinated notes	(700)	—
Proceeds from stock options exercised	248	252
Dividends paid	(5,976)	(5,414)
Net cash provided by financing activities	194,000	195,589
Increase/(Decrease) in Cash and Cash Equivalents	13,799	(42,001)
Cash and Cash Equivalents, Beginning of Year	22,883	64,884
Cash and Cash Equivalents, End of Year	$36,682	$22,883
Supplemental Cash Flows Information
Interest paid	$30,973	$6,316
Income taxes paid (net of refunds)	$4,920	$4,030
Supplemental disclosure of noncash investing and financing activities
Right of use asset obtained in exchange for lease liability	$119	$1,777

See Notes to Consolidated Financial Statements

8

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Note 1:   Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Heartland BancCorp (“Company”) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiaries, Heartland Bank (the “Bank”) and TransCounty Title Agency, LLC along with the Bank’s wholly-owned subsidiaries, Heartland Mortgage Corporation (inactive), Heartland Investments, Inc. (inactive) and Heartland Insurance Services, LLC (inactive). The Bank is primarily engaged in providing a full range of banking and financial services to individual and corporate customers in central Ohio and Greater Cincinnati. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulation of certain federal and state agencies and undergoes examinations by those regulatory authorities on an 18-month cycle.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Bank, TransCounty Title Agency, LLC and Heartland Insurance Services, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

Business Combinations

Business combinations are accounted for under the acquisition method of accounting. Under the acquisition method, assets and liabilities of the business acquired are recorded at their estimated fair values as of the date of acquisition with any excess of the cost of the acquisition over the fair value of the net tangible and intangible assets acquired recorded as goodwill. Results of operations of the acquired business are included in the income statement from the date of acquisition.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change include the determination of the allowance for credit losses, valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, valuation of deferred tax assets, credit loss on available-for-sale securities, and fair values of financial instruments.

Cash Equivalents

At December 31, 2023, the Company’s cash accounts exceeded federally insured limits by approximately $75,000.

Additionally, approximately $21,717,000 of cash is held by the Federal Reserve Bank of Cleveland and Federal Home Loan Bank of Cincinnati as of December 31, 2023, which is not federally insured.

Securities

Available-for-sale debt securities, which include any security for which the Company has no immediate plan to sell but which may be sold in the future, are carried at fair value. Unrealized gains and losses are recorded, net of related income tax effects, in other comprehensive income/(loss). Held-to-maturity debt securities, which include any security for which the Company has the positive intent and ability to hold until maturity, are carried at historical cost adjusted for amortization of premiums and accretion of discounts.

9

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

For AFS securities in an unrealized loss position, we first assess whether (i) we intend to sell, or (ii) it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis. If either case is affirmative, any previously recognized allowances are charged-off and the security’s amortized cost is written down to fair value through income. If neither case is affirmative, the security is evaluated to determine whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency and any adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income. Adjustments to the allowance are reported in our income statement as a component of credit loss expense. AFS securities are charged-off against the allowance or, in the absence of any allowance, written down through income when deemed uncollectible by management or when either of the aforementioned criteria regarding intent or requirement to sell is met. The company recognized no allowance for credit losses for AFS securities in 2023.

Prior to the adoption of ASU 2016-13, management evaluated securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warranted such an evaluation. For securities in an unrealized loss position, management considered the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assessed whether it intended to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows 1) OTTI related to credit loss, which must be recognized in the income statement and 2) other-than-temporary impairment (OTTI) related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through earnings. The Company recognized no other-than temporary impairment in 2022.

Securities Sold Under Agreements to Repurchase

Securities sold under agreements to repurchase represent securities the Company routinely sells to certain treasury management customers and then repurchases these securities the next day. Securities sold under repurchase agreements are reflected as secured borrowings in the consolidated balance sheets at the amount of cash received in connection with each transaction.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding principal balances adjusted for any charge-offs, the allowance for credit losses, any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans

10

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

For loans amortized at cost, interest income is accrued based on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan. For all loan classes, the accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. For all loan classes, past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

For all loan classes, all interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when the principal and interest amounts contractually due are brought current and future payments are reasonably assured. The Company requires a period of satisfactory performance of not less than six months before returning a nonaccrual loan to accrual status.

Discounts and premiums on purchased loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

Purchased Credit Deteriorated (PCD) Loans

The Company has purchased loans, some of which have experienced more than insignificant credit deterioration since origination. Evidence of credit quality deterioration as of purchase dates may include information such as past-due and nonaccrual status, borrower credit risk grade and recent loan to value percentages. PCD loans are recorded at the amount paid. An allowance for credit losses is determined using the same methodology as other loans held for investment. The initial allowance for credit losses determined on a collective basis is allocated to individual loans. The sum of the loan’s purchase price and allowance for credit losses becomes it initial amortized cost basis. The difference between the initial amortized cost basis and the par value of the loan is a noncredit discount or premium, which is amortized into interest income over the life of the loan. Subsequent changes to the allowance for credit losses are recorded through credit loss expense.

Upon adoption of ASC 326, the Company elected to maintain pools of loans that were previously accounted for under ASC 310-30 and will continue to account for these pools as a unit of account. Loans are only removed from the existing pools if they are written off, paid off, or sold. Upon adoption of ASC 326, the allowance for credit losses was determined for each pool and added to the pool’s carrying amount to establish a new amortized cost basis. The difference between the unpaid principal balance of the pool and the new amortized cost basis is the noncredit premium or discount which will be amortized into interest income over the remaining life of the pool. Changes to the allowance for credit losses after adoptions are recorded through credit loss expense.

Allowance for Credit Losses

On January 1, 2023, the Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 introduces a new credit loss methodology, Current Expected Credit Losses (“CECL”), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk. ASU 2016-13 amends guidance on reporting credit losses for financial assets held at amortized cost basis and available for sale debt securities. ASU 2016-13 eliminates the probable initial recognition threshold previously required under Generally Accepted Accounting Principles (“GAAP”) and instead, requires an entity to reflect its current estimate of all expected credit losses based on historical experience, current conditions and reasonable and supportable forecasts. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected. ASU 2016-13 also expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the reserve for credit losses. Accrued interest receivable on loans totaled $6,397,000 at December 31, 2023 and is excluded from the estimate of credit losses. In addition, entities need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination.

11

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The Company adopted Accounting Standards Certification (“ASC”) 326 using the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet credit exposures. Results for the periods beginning after January 1, 2023 are presented under Accounting Standards Codification (“ASC”) 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. The adoption of CECL resulted in an decrease to the total allowance for credit losses (“ACL”) on loans held for investment of $0.7 million, an increase in allowance for credit losses on unfunded loan commitments of $1.3 million, and an increase in deferred tax asset of $0.1 million. The Company also recorded a tax effected net reduction of retained earnings of $0.5 million upon adoption.

The allowance for credit losses is evaluated on a regular basis and established through charges to earnings in the form of a provision for credit losses. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Portfolio Segmentation

Portfolio segmentation is defined as the pooling of loans based upon similar risk characteristics such that quantitative methodologies and qualitative adjustment factors for estimating the allowance for credit losses are constructed for each segment. The Company has identified 16 portfolio segments of loans to align with Federal Financial Institutions Examination Council’s (“FFIEC”) Call Report definitions.

The allowance for credit losses for Pooled Loans is estimated based upon periodic review of the collectability of the loans quantitatively correlating historical loan experience with reasonable and supportable forecasts using forward looking information. The Company primarily utilized a discounted cash flow (DCF) method to estimate the quantitative portion of the allowance for credit losses for loans evaluated on a collective pooled basis. The Company also utilized a Remaining Life Method (WARM) for Farmland and Agriculture segments. For each segment, a loss driver analysis (LDA) was performed in order to identify appropriate loss drivers and create a regression model for use in forecasting cash flows. The LDA utilized the Company’s own FFIEC Call Report data for all segments. Peer data was incorporated into the analysis for all segments. The Company has established a two-year reasonable and supportable forecast period with a one-year straight-line reversion to the long-term historical average. The Company’s policy is to utilize its own data, which includes loan-level loss data from March 31, 2004 through December 31, 2019, whenever possible. Peer data is utilized when there are not sufficient defaults for a satisfactory sound calculation, or if the Company does not have its own loan-level detail reflecting similar economic conditions as the forecasted loss drivers.

Key inputs into the DCF model include loan-level detail, including the amortized cost basis of individual loans, payment structure, loss history, and forecasted loss drivers. The Company uses forecasts from Moody’s Analytics. Other key assumptions include the probability of default (PD), loss given default (LGD), and prepayment/curtailment rates. When possible, the Company utilizes its own PDs for the reasonable and supportable forecast period. When it is not possible to use the Company’s own PDs, the LDA is utilized to determine PDs based on the forecasted economic factors. In all cases, the LDA is then utilized to determine the long-term historical average, which is reached over the reversion period. When possible, the Company utilizes its own LGDs for the reasonable and supportable forecast period. When it is not possible to use the Company’s own LGDs, the LGD is derived using a method referred to as Frye Jacobs. The Frye Jacobs method is a mathematical formula that traces the relationship between LGD and PD over time and projects the LGD based on the level of PD forecasted. In all cases, the Frye Jacobs method is utilized to calculate LGDs during the reversion period and long-term historical average. Prepayment and curtailment rates were calculated based on the Company’s own data utilizing a three-year average. When the discounted cash flow method is used to determine the allowance for credit losses, management incorporates expected prepayments to determine the effective interest rate utilized to discount expected cash flow.

12

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Adjustments to the quantitative evaluation may be made to account for differences in current or expected qualitative risk characteristics such as changes in: underwriting standards, changes in the value of underlying collateral dependent loans, the existence and effect of portfolio concentration, delinquency level, regulatory environment, economic conditions, Company management and the status of portfolio administration including the Company’s loan review function.

Reserve for Unfunded Commitments

The reserve for unfunded commitments (the “Unfunded Commitment Liability” or “UCL”) represents the expected credit losses on off-balance sheet commitments such as unfunded commitments to extend credit and standby letters of credit. No allowance is recognized if the Company has the unconditional right to cancel the obligation. The Company is defining unconditionally cancellable in its literal sense, meaning that a commitment may be cancelled by the Company for any, or for no reason whatsoever. However, the Company in its business dealings, has no practical history of unconditionally canceling commitments. Commitments are not typically cancelled until a default or a defined condition occurs. The UCL is recognized as a liability (included within other liabilities in the Consolidated Balance Sheets), with adjustments to the reserve recognized as a provision for credit loss expense in the Consolidated Statements of Income. The UCL is determined by estimating expected future fundings, under each segment, and applying the expected loss rates. Expected future fundings over the estimated life of commitments are based on historical averages of funding rates (i.e., the likelihood of draws taken). To estimate future fundings on unfunded balances, current funding rates are compared to historical funding rates. Estimate of credit losses are determined using the same loss rates as funded loans.

Mortgage Servicing Rights

When mortgage loans are sold with servicing retained, servicing rights are initially recorded at fair value with the income statement effect recorded in gains on sales of loans. Fair value is based on market prices for comparable mortgage servicing contracts, when available or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income. All classes of servicing assets are subsequently measured using the amortization method which requires servicing rights to be amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans.

Servicing rights are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. Impairment is determined by stratifying rights into groupings based on predominant risk characteristics, such as interest rate, loan type and investor type. Impairment is recognized through a valuation allowance for an individual grouping, to the extent that fair value is less than the carrying amount. If the Company later determines that all or a portion of the impairment no longer exists for a particular grouping, a reduction of the allowance may be recorded as an increase to income. Changes in valuation allowances are reported with loan servicing fees on the income statement. The fair values of servicing rights are subject to significant fluctuations as a result of changes in estimated and actual prepayment speeds and default rates and losses.

Servicing fee income, which is reported on the income statement as loan servicing fees, is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal; or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

13

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

Nonmarketable Equity Securities

Nonmarketable equity securities consist of common stock in the Federal Reserve Bank (FRB) and Federal Home Loan Bank (FHLB). The FRB and FHLB stocks are required investments for institutions that are members of the FRB and FHLB systems. The required investment in the common stock is based on a predetermined formula, carried at cost and evaluated for impairment.

Foreclosed Assets Held for Sale

Foreclosed assets are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when legal title is obtained upon completion of foreclosure or when the borrower conveys all interest in the property to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If the fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed.

Goodwill

Goodwill arises from business combinations and is generally determined as the excess of the fair value of the consideration transferred, plus the fair value of any noncontrolling interests in the acquiree, over the fair value of the net assets acquired and liabilities assumed as of the acquisition date. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized but tested for impairment at least annually. If the implied fair value of goodwill is lower than the carrying amount, a goodwill impairment is identified and recorded to expense. Subsequent increases in goodwill value are not recognized in the financial statements. The Company completed its most recent annual goodwill impairment test as of December 31, 2023 and concluded goodwill is not impaired. Changes in goodwill are further described in Note 6, Goodwill.

Company-owned Life Insurance

The Company has purchased life insurance policies on certain key executives. Company-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

Stock Options

At December 31, 2023, the Company has a share-based employee compensation plan, which is described more fully in Note 16.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company — put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

14

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes). The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized. Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment. If necessary, the Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company files consolidated income tax returns with its subsidiaries in the U.S. federal jurisdiction. With a few exceptions, the Company is no longer subject to tax authorities for years before 2020. As of December 31, 2023, the Company had no uncertain income tax positions.

Earnings Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during each period. Diluted earnings per share reflects additional potential common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

Comprehensive Income/(Loss)

Comprehensive income/(loss) consists of net income and other comprehensive income/(loss), net of applicable income taxes. Other comprehensive income/(loss) includes unrealized gains/(losses) on available-for-sale securities.

Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss consists of unrealized losses on available-for-sale securities, net of applicable income taxes.

15

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Marketing Costs

Marketing costs are expensed as incurred.

Revenue From Contracts With Customers

The Company records revenue from contracts with customers in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company must identify the contract with a customer, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract, and recognize revenue when (or as) the Company satisfies a performance obligation. Significant revenue has not been recognized in the current reporting period that results from performance obligations satisfied in previous periods.

The majority of the Company’s revenues come from interest and dividend income on loans, investment securities, and other financial instruments that are outside the scope of ASC 606. The Company has evaluated the nature of its contracts with customers and determined that further disaggregation of revenue from contracts with customers into more granular categories beyond what is presented in the consolidated statements of income was not necessary. The Company generally fully satisfies its performance obligations on its contracts with customers as services are rendered and the transaction prices are typically fixed; and charged on a periodic basis or based on activity. Because performance obligations are satisfied as services are rendered and the transaction prices are fixed, there is little judgment involved in applying Topic 606 that significantly affects the determination of the amount and timing of revenue from contracts with customers.

Service Charges on Deposit Accounts.   The Company generates revenues through fees charged to depositors related to deposit account maintenance fees, overdrafts, ATM fees, wire transfers and additional miscellaneous services provided at the request of the depositor. For deposit-related services, revenue is recognized when performance obligations are satisfied, which is, generally, at a point in time. This revenue is included in service charges on the consolidated statements of income.

Financial Planning and Wealth Advisory.   The Company offers financial planning, wealth management, insurance, and investment advisory services through LPL. Payments in connection with these services are governed by written agreements. Fees paid to The Company by LPL in accordance with the services provided are recognized when performance obligations are satisfied. This revenue is included in other income on the consolidated statements of income.

Title Insurance Services.   The Company provides residential and commercial title insurance services through its subsidiary, Trans County Title Agency. The Company’s primary relationships for title services are with real estate agents, lenders, attorneys and builders. Fees for title insurance and ancillary services such as closing services, title searches and lien searches are recognized when services are rendered, and performance obligations are satisfied. This revenue is included in title insurance income on the consolidated statements of income.

Interchange Income.   The Company earns interchange fees from debit and credit cardholder transactions conducted through the Visa payment network. Interchange fees from cardholder transactions represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder. This revenue is included in service charges on the consolidated statements of income.

Fair Value of Financial Instruments

The Company has adopted ASU 2016-01 “Financial Instruments,” which requires the use of an exit price to measure fair value for disclosure purposes and clarifies that entities should not make use of practicability exception in determining the fair value of loans. Accordingly, the Company modified the calculation used to determine the disclosed fair value of loans held for investments as part of adopting this standard.

16

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Adoption of New Accounting Standards

On January 1, 2023, the Company adopted ASU 2016-13 — Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) (“ASC 326”) as amended. The new accounting guidance in this ASU replaces the incurred loss methodology with an expected loss methodology, which is referred to as the current expected credit loss (“CECL”) methodology. The CECL methodology is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables and held-to-maturity (“HTM”) debt securities. It also applies to off-balance sheet credit exposures (loan commitments, standby letters of credit, financial guarantees, and other similar instruments). The CECL methodology requires an entity to estimate credit losses over the life of an asset or off-balance sheet credit exposure.

In addition, CECL made changes to the accounting for available-for-sale debt securities. One such change is to require credit losses to be presented as an allowance rather than as a write-down on available-for-sale debt securities if management determines that the Company does not intend to sell and it is more likely than not, that the Company will not be required to sell the securities.

The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet credit exposures. Results for reporting periods beginning on or after January 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP. The adoption of CECL resulted in an decrease to our total allowance for credit losses (“ACL”) on loans held for investment of $0.7 million, an increase in allowance for credit losses on unfunded loan commitments of $1.3 million, and an increase in deferred tax asset of $0.1 million. The Company also recorded a tax effected net reduction of retained earnings of $0.5 million upon adoption.

The following table details the impact of the adoption of ASC 326:

	December 31, 2022	Impact of ASC 326 Adoption	January 1, 2023
Assets:
Allowance for credit losses	$16,591	$(678)	$15,913
Liabilities:
Allowance for unfunded commitments	$—	$1,310	$1,310
Retained Earnings:
Total pre-tax impact		$(632)
Tax effect		132
Decrease to Retained Earnings		$(500)

Reclassifications

Certain reclassifications have been made to the 2022 financial statements to conform to the 2023 financial statement presentation. These reclassifications had no effect on net income.

17

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Note 2:   Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Approximate Fair Value
Available-for-sale Securities:
December 31, 2023:
U.S. government agencies	$55,115	$49	$(5,639)	$49,525
SBA Loan Pools	12,384	277	(40)	12,621
Mortgage-backed securities of U.S. Government sponsored enterprises	43,197	243	(2,793)	40,647
State and political subdivisions	104,727	379	(10,404)	94,702
Corporate bonds	15,148	—	(1,513)	13,635
Totals	$230,571	$948	$(20,389)	$211,130
December 31, 2022:
U.S. government agencies	$39,691	$—	$(6,680)	$33,011
Mortgage-backed securities of U.S. Government sponsored enterprises	21,843	1	(3,216)	18,628
State and political subdivisions	101,439	18	(14,438)	87,019
Corporate bonds	15,165	—	(1,331)	13,834
Totals	$178,138	$19	$(25,665)	$152,492
Held-to-maturity Securities:
December 31, 2022:
State and political subdivisions	$5	$—	$—	$5

The amortized cost and fair value of available-for-sale securities at December 31, 2023, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-sale
	Amortized Cost	Fair Value
Within one year	$2,382	$2,372
One to five years	14,803	14,756
Five to ten years	44,426	42,449
After ten years	113,379	98,285
	174,990	157,862
SBA Loan Pools	12,384	12,621
Mortgage-backed securities of U.S. Government sponsored entities	43,197	40,647
Totals	$230,571	$211,130

18

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The carrying value, which equals fair value, of securities pledged as collateral, to secure public deposits and for other purposes, was $60,956,000 at December 31, 2023 and $64,007,000 at December 31, 2022.

There were no sales of available-for-sale securities during the years ending December 31, 2023 and 2022.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2023 and 2022 was $147,640,000 and $144,029,000, which is approximately 70% and 94%, respectively, of the Company’s available-for-sale and held-to-maturity investment portfolio. These declines resulted from changes in market interest rates. Management believes the declines in fair value for these securities are temporary.

The following tables show the gross unrealized losses and fair value of the Company’s investments for which an allowance for credit losses has not been recorded, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2023 and 2022:

	December 31, 2023
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government agencies	$6,959	$(42)	$34,086	$(5,597)	$41,045	$(5,639)
SBA Loan Pools	3,900	(40)	—	—	3,900	(40)
Mortgage-backed securities of U.S. Government sponsored enterprises	5,653	(47)	15,650	(2,746)	21,303	(2,793)
State and political subdivisions	3,936	(43)	63,821	(10,361)	67,757	(10,404)
Corporate Bonds	613	(137)	13,022	(1,376)	13,635	(1,513)
Total temporarily impaired securities	$21,061	$(309)	$126,579	$(20,080)	$147,640	$(20,389)

	December 31, 2022
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Government agencies	$23,161	$(2,087)	$9,850	$(4,593)	$33,011	$(6,680)
SBA Loan Pools	—	—	—	—	—	—
Mortgage-backed securities of U.S. Government sponsored enterprises	6,575	(472)	11,966	(2,744)	18,541	(3,216)
State and political subdivisions	59,990	(6,029)	19,403	(8,409)	79,393	(14,438)
Corporate Bonds	7,136	(363)	5,948	(968)	13,084	(1,331)
Total temporarily impaired securities	$96,862	$(8,951)	$47,167	$(16,714)	$144,029	$(25,665)

U.S. Government Agencies

The unrealized losses on the Company’s investments in direct obligations of U.S. government agencies were caused by changes in interest rates. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses at December 31, 2023.

19

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

SBA Loan Pools

The unrealized losses on the Company’s investment in SBA loan pools were caused by changes in interest rates. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses at December 31, 2023.

Mortgage-backed Securities of U.S. Government Sponsored Enterprises

The unrealized losses on the Company’s investment in mortgage-backed securities of U.S. Government sponsored enterprises were caused by changes in interest rates. The Company expects to recover the amortized cost bases over the term of the securities. Because the decline in market value is attributable to changes in interest rates, and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses at December 31, 2023.

State and Political Subdivisions

The unrealized losses on the Company’s investments in securities of state and political subdivisions were caused by changes in interest rates. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses at December 31, 2023.

Corporate Bonds

The unrealized losses on the Company’s investments in securities of corporations were caused by changes in interest rates. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses at December 31, 2023.

20

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Note 3:   Loans and Allowance for Credit Losses

Classes of loans at December 31, include:

	2023	2022
Commercial	$172,662	$162,718
Commercial Real Estate:
Owner occupied	296,176	326,005
Non Owner occupied	501,030	391,429
Residential Real Estate:
1 – 4 Family	508,648	461,491
Home Equity	51,704	44,535
Consumer	18,987	18,255
Total loans	1,549,207	1,404,433
Less
Allowance for credit losses	(17,927)	(16,591)
Net loans	$1,531,280	$1,387,842

Loan balances are net of deferred loan fees and costs of $(901,000) and $(587,000) as of December 31, 2023 and 2022, respectively.

The following tables present the balance in the allowance for credit losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2023 and 2022:

	2023
		Commercial Real Estate		Residential Real Estate
	Commercial	Owner Occupied	Non Owner Occupied	1 – 4 Family	Home Equity	Consumer	Total
December 31, 2023:
Allowance for credit losses:
Balance, beginning of year	$3,069	$5,404	$4,831	$3,006	$193	$88	$16,591
Impact of adopting ASC 326	(2,223)	(1,021)	(2,017)	4,429	169	(15)	$(678)
Provision for credit losses	1,080	(684)	2,328	(403)	(123)	243	2,441
Losses charged off	(242)	—	—	—	—	(239)	(481)
Recoveries	11	1	—	—	3	39	54
Balance, end of year	$1,695	$3,700	$5,142	$7,032	$242	$116	$17,927

21

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

	2022
		Commercial Real Estate		Residential Real Estate
	Commercial	Owner Occupied	Non Owner Occupied	1 – 4 Family	Home Equity	Consumer	Total
December 31, 2022:
Allowance for credit losses:
Balance, beginning of year	$2,770	$4,661	$4,702	$2,554	$214	$64	$14,965
Provision charged to expense	466	742	129	452	(33)	164	1,920
Losses charged off	(173)	—	—	—	—	(186)	(359)
Recoveries	6	1	—	—	12	46	65
Balance, end of year	$3,069	$5,404	$4,831	$3,006	$193	$88	$16,591
Ending balance: individually evaluated for impairment	$24	$1,532	$—	$—	$—	$—	$1,556
Ending balance: collectively evaluated for impairment	$3,045	$3,872	$4,831	$3,006	$193	$88	$15,035
Loans:
Ending balance	$162,718	$326,005	$391,429	$461,491	$44,535	$18,255	$1,404,433
Ending balance: individually evaluated for impairment	$612	$7,738	$5,235	$1,517	$190	$2	$15,294
Ending balance: collectively evaluated for impairment	$162,106	$318,267	$386,194	$459,974	$44,345	$18,253	$1,389,139

The risk characteristics of each loan portfolio segment are as follows:

Commercial (Non-Real Estate)

Commercial loans are based on the identified cash flows of the borrower and on the underlying collateral provided by the borrower. The cash flows of borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value. Most commercial loans are secured by the assets being financed or other business assets such as accounts receivable or inventory and may incorporate a personal guarantee. In the case of loans secured by accounts receivable, the availability of funds for the repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers.

Commercial Real Estate

These loans are viewed as cash flow loans with a significant emphasis on the value of real estate securing the loan. Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan. Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy. The properties securing the Company’s commercial real estate portfolio are diverse in terms of type within the Company’s market area. Management monitors and evaluates commercial real estate loans based on collateral, market area, risk grade criteria, and concentrations. As a general rule, the Company avoids financing single purpose projects unless other underwriting factors are present to help mitigate risk. In addition, management tracks the level of owner-occupied commercial real estate loans versus higher risk non-owner-occupied loans.

22

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Residential Real Estate and Consumer

With respect to residential loans that are secured by one- to-four family residences and are generally owner occupied, the Company generally establishes a maximum loan-to-value ratio and generally requires private mortgage insurance if that maximum is exceeded. Home equity loans are typically secured by a subordinate interest in one-to-four family residences, and other consumer loans are secured by consumer assets such as automobiles or recreational vehicles. Some consumer loans are unsecured such as small installment loans and certain lines of credit. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. The security value can also be impacted by changes in property values on residential properties. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Internal Risk Categories

Loan grades are numbered 1 through 8. Grades 1 through 4 are considered pass grades. The grade of 5, or Special Mention, represents loans of lower quality and signs of potential weakness. The grades of 6, or Substandard, and 7, or Doubtful, refer to assets that are classified. The use and application of these grades by the Company will be uniform and shall conform to the Company’s policy.

Excellent (1) loans are of superior quality with excellent credit strength and repayment ability proving a nominal credit risk.

Good (2) loans are of above average credit strength and repayment ability proving only a minimal credit risk.

Satisfactory (3) loans are of reasonable credit strength and repayment ability proving an average credit risk due to one or more underlying weaknesses.

Watch (4) borrowers in this grade are still considered acceptable from quality standpoint but have risk factors more substantial than for the typical satisfactory graded loan. Although identified weaknesses are present, performance on loans is acceptable with only moderate delinquency.

Special Mention (5) assets have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (6) loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful (7) loans classified as doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current known facts, conditions and values, highly questionable and improbable.

Loss (8) loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off even though partial recovery may be affected in the future.

23

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The following table presents the credit risk profile of the Company’s loan portfolio based on the Company’s internal rating categories by year of origination as of December 31, 2023:

	2023	2022	2021	2020	2019	Prior	Revolving Loans	Total
December 31, 2023:
Commercial
Pass	$23,020	$36,629	$15,600	$4,375	$5,801	$10,030	$62,787	$158,242
Special Mention	104	567	2,218	210	—	1,129	5,174	9,402
Substandard	—	—	173	—	2,382	463	2,000	5,018
Doubtful	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—
Total	$23,124	$37,196	$17,991	$4,585	$8,183	$11,622	$69,961	$172,662
Current period gross charge-offs	$—	$—	$27	$215	$—	$—	$—	$242
Commercial Real Estate Owner Occupied
Pass	$20,998	$67,514	$56,025	$22,046	$32,517	$78,938	$6,311	$284,349
Special Mention	399	403	1,702	—	—	2,593	752	5,849
Substandard	50	273	—	360	—	5,295	—	5,978
Doubtful	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—
Total	$21,447	$68,190	$57,727	$22,406	$32,517	$86,826	$7,063	$296,176
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Commercial Real Estate Non Owner Occupied
Pass	$78,376	$143,712	$81,347	$50,377	$42,262	$67,009	$7,567	$470,650
Special Mention	—	—	1,779	103	6,134	7,562	—	15,578
Substandard	—	—	—	—	7,936	6,866	—	14,802
Doubtful	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—
Total	$78,376	$143,712	$83,126	$50,480	$56,332	$81,437	$7,567	$501,030
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Residential Real Estate 1 – 4 Family
Pass	$76,680	$187,524	$112,468	$43,965	$20,430	$61,851	$3,618	$506,536
Special Mention	—	238	162	421	—	103	—	924
Substandard	—	90	—	170	179	749	—	1,188
Doubtful	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—
Total	$76,680	$187,852	$112,630	$44,556	$20,609	$62,703	$3,618	$508,648
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—

24

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

	2023	2022	2021	2020	2019	Prior	Revolving Loans	Total
December 31, 2023:
Residential Real Estate Home Equity
Pass	$1,196	$1,550	$224	$308	$534	$1,174	$46,169	$51,155
Special Mention	350	—	—	—	—	—	74	424
Substandard	—	—	—	—	—	—	125	125
Doubtful	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—
Total	$1,546	$1,550	$224	$308	$534	$1,174	$46,368	$51,704
Current period gross charge-offs	$—	$—	$—	$—	$—	$—	$—	$—
Consumer
Pass	$2,238	$4,191	$1,639	$318	$80	$2,278	$8,175	$18,919
Special Mention	—	49	—	10	—	—	—	59
Substandard	—	9	—	—	—	—	—	9
Doubtful	—	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—	—
Total	$2,238	$4,249	$1,639	$328	$80	$2,278	$8,175	$18,987
Current period gross charge-offs	$—	$7	$—	$—	$—	$11	$221	$239

The Company did not have any revolving loans convert to term financing during the year ended December 31, 2023.

The following table presents the credit risk profile of the Company’s loan portfolio based on the Company’s internal rating categories as of December 31, 2022:

	2022
		Commercial Real Estate		Residential Real Estate
	Commercial	Owner Occupied	Non Owner Occupied	1 – 4 Family	Home Equity	Consumer	Total
Pass	$149,411	$303,658	$372,643	$458,539	$43,911	$18,163	$1,346,325
Special mention	12,541	15,294	6,090	1,851	487	90	36,353
Substandard	766	7,053	12,696	1,101	137	2	21,755
Doubtful	—	—	—	—	—	—	—
Loss	—	—	—	—	—	—	—
Total	$162,718	$326,005	$391,429	$461,491	$44,535	$18,255	$1,404,433

The Company evaluates the loan risk grading system definitions on an ongoing basis. No significant changes were made during the past year.

25

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The following tables present the Company’s loan portfolio aging analysis of the recorded investment in loans as of December 31, 2023 and 2022:

	2023
	Past Due
	30 – 59 Days	60 – 89 Days	90 or More Days	Total Past Due	Current	Total Loans Receivable
Commercial	$—	$259	$474	$733	$171,929	$172,662
Commercial Real Estate:
Owner occupied	896	—	—	896	295,280	296,176
Non owner occupied	125	—	153	278	500,752	501,030
Residential Real Estate:
1 – 4 family	2,583	1,044	938	4,565	504,083	508,648
Home equity	25	114	120	259	51,445	51,704
Consumer	83	22	9	114	18,873	18,987
Total	$3,712	$1,439	$1,694	$6,845	$1,542,362	$1,549,207

	2022
	Past Due						90 or More
	30 – 59 Days	60 – 89 Days	90 or More Days	Total Past Due	Current	Total Loans Receivable	Days Past Due and Accruing
Commercial	$646	$—	$224	$870	$161,848	$162,718	$9
Commercial Real Estate:
Owner occupied	—	—	—	—	326,005	326,005	—
Non owner occupied	—	—	—	—	391,429	391,429	—
Residential Real Estate:
1 – 4 family	2,244	—	305	2,549	458,942	461,491	298
Home equity	16	—	22	38	44,497	44,535	2
Consumer	29	26	—	55	18,200	18,255	—
Total	$2,935	$26	$551	$3,512	$1,400,921	$1,404,433	$309

Prior to the adoption of ASU 2016-13, a loan was considered impaired when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan. Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings.

26

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The following table presents impaired loans for the year ended December 31, 2022:

	2022
	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Balance of Impaired Loans	Interest Income Recognized
Loans without a specific valuation allowance:
Commercial	$535	$535	$—	$535	$17
Commercial real estate:
Owner occupied	3,588	3,588	—	3,596	203
Non Owner occupied	5,235	5,235	—	6,260	454
Residential real estate:
1 – 4 family	1,517	1,517	—	1,522	68
Home equity	190	190	—	197	9
Consumer	2	2	—	7	1
Loans with a specific valuation allowance:
Commercial	77	77	24	91	6
Commercial real estate:
Owner occupied	4,150	4,150	1,532	4,182	331
Non Owner occupied	—	—	—	—	—
Residential real estate:
1 – 4 family	—	—	—	—	—
Home equity	—	—	—	—	—
Consumer	—	—	—	—	—
Total:
Commercial	612	612	24	626	23
Commercial real estate:
Owner occupied	7,738	7,738	1,532	7,778	534
Non Owner occupied	5,235	5,235	—	6,260	454
Residential real estate:
1 – 4 family	1,517	1,517	—	1,522	68
Home equity	190	190	—	197	9
Consumer	2	2	—	7	1
Totals	$15,294	$15,294	$1,556	$16,390	$1,089

Loans acquired with deteriorating credit are included with impaired loans.

Interest income recognized is not materially different than interest income that would have been recognized on a cash basis.

27

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The following table presents the amortized cost basis of collateral-dependent loans by class of loans as of December 31, 2023:

	Real Estate	Other
Commercial	$—	$1,094
Commercial Real Estate:
Owner occupied	6,931	—
Non Owner occupied	3,449	—
Residential Real Estate:
1 – 4 family	1,320	—
Home equity	125	—
Consumer	—	9
Total	$11,825	$1,103

The following tables present the Company’s nonaccrual loans at December 31, 2023 and 2022:

	2023
	Nonaccrual loans with a related ACL	Nonaccrual loans without a related ACL	Total Nonaccrual Loans	Total Loans >90 Days & Accruing
Commercial	$143	$331	$474	$—
Commercial Real Estate:
Owner occupied	—	210	210	—
Non Owner occupied	—	—	—	153
Residential Real Estate:
1 – 4 family	90	832	922	200
Home equity	—	5	5	114
Consumer	9	—	9	4
Totals	$242	$1,378	$1,620	$471

2022
Commercial	$556
Commercial Real Estate:
Owner occupied	—
Non Owner occupied	—
Residential Real Estate:
1 – 4 family	124
Home equity	19
Consumer	—
Total nonaccrual	$699

From time to time, the Company may modify certain loans to borrowers who are experiencing financial difficulty. In some cases, these modifications result in new loans. Loan modifications to borrowers experiencing financial difficulty may be in the form of principal forgiveness, interest rate reduction, term extension, other-than-significant payment delay or a combination thereof, among other things. During the year-ended December 31, 2023 there were no modifications of loans to borrowers experiencing financial difficulty.

28

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

There were no new troubled debt restructurings in 2022.

During the year ended December 31, 2022, there were no troubled debt restructurings that subsequently defaulted within twelve months of the restructuring.

The Company maintains an allowance for off-balance sheet credit exposures such as unfunded balances for existing lines of credit, commitments to extend future credit, as well as both standby and commercial letters of credit when there is a contractual obligation to extend credit and when this extension of credit is not unconditionally cancellable (i.e. commitment cannot be canceled at any time). The allowance for off-balance sheet credit exposures is adjusted as a provision for credit loss expense. The estimate includes consideration of the likelihood that funding will occur, which is based on a historical funding study derived from internal information, and an estimate of expected credit losses on commitments expected to be funded over its estimated life, which are the same loss rates that are used in computing the ACL for loans. The allowance for credit losses for unfunded loan commitments of $1,469,000 at December 31, 2023 is classified on the balance sheet within other liabilities.

The following table presents the balance and activity in the ACL for unfunded loan commitments for the twelve months ended December 31, 2023:

Twelve Months Ended December 31, 2023
Balance, beginning of period	$—
Adjustment for adoption of ASC 326	1,310
Provision for unfunded commitments	159
Balance, end of period	$1,469

Note 4:   Mortgage Servicing Rights

The following table summarizes mortgage servicing rights capitalized and related amortization, along with activity in the related valuation allowance:

	2023	2022
Loan servicing rights:
Carrying amount, beginning of year	$3,173	$3,096
Mortgage servicing rights capitalized during the year	587	460
Mortgage servicing rights amortization during the year	(387)	(524)
Net change in valuation allowance	—	141
Carrying amount, end of year	$3,373	$3,173

	2023	2022
Valuation allowance:
Beginning of year	$—	$141
Increase (reduction)	—	(141)
End of year	$—	$—

29

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The fair value of mortgage servicing rights as of December 31, 2023 and 2022 were approximately $3,919,000 and $3,919,000. The unpaid principal balance of mortgage loans serviced for others as of December 31, 2023 and 2022 were approximately $373,494,000 and $365,298,000.

Note 5:   Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	2023	2022
Land and improvements	$7,642	$7,019
Building and improvements	30,616	27,578
Equipment	17,403	15,989
Total	55,661	50,586
Less accumulated depreciation	(22,012)	(20,110)
Net premises and equipment	$33,649	$30,476

Note 6:   Goodwill

Goodwill is recorded on the acquisition date of an entity. During the one-year measurement period, the Company may record subsequent adjustments to goodwill for provisional amounts recorded at the acquisition date. Goodwill at December 31, 2023 and 2022 was $12,389,000.

The Company reviews goodwill annually for impairment in accordance with ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill, or more frequently if events or circumstances warrant. The impairment analysis compares the estimated fair value of the Company with the Company’s net book value and may include various valuation considerations including comparable peer data, precedent transaction comparables, discounted cash flow analysis, overall financial performance, share price of the Company’s common stock and other factors.

At December 31, 2023 and 2022 the fair value exceeded the Company’s carrying value; therefore, it was concluded that goodwill was not impaired.

Note 7:   Other Intangible Assets

Core deposit intangibles and other intangibles are recorded on the acquisition date of an entity. During the one-year measurement period, the Company may record subsequent adjustments to these intangibles for provisional amounts recorded at the acquisition date. The carrying basis and accumulated amortization of recognized core deposit and other intangibles are noted below:

	2023	2022
Gross carrying amount	$1,570	$1,570
Purchase Adjustment	(11)	(11)
Accumulated amortization	(994)	(794)
Total core deposit and other intangibles	$565	$765

The core deposit intangibles and other intangibles are being amortized primarily on an accelerated basis over their estimated useful lives, generally over a period of five to ten years. Amortization expense for the years ended December 31, 2023 and 2022 was $200,000 and $225,000 respectively.

30

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Estimated future amortization expense is summarized as follows:

Amortization Expense
2024	$174
2025	147
2026	123
2027	91
2028	30
$565

Note 8:   Lease Arrangements

The Company enters into leases in the normal course of business primarily for financial centers, business development offices, and information technology equipment. The Company’s leases have remaining terms ranging from 2 years to 13.7 years, some of which include renewal or termination options to extend the lease for up to 10 years. In addition, the Company has entered into subleases for space in certain vacated locations, the terms of which range from 2 years to 5 years. The Company’s leases do not include residual value guarantees or covenants. The Company includes lease extension and termination options in the lease term if, after considering relevant economic factors, it is reasonably certain the Company will exercise the option. In addition, the Company has elected to account for any non-lease components in its real estate leases as part of the associated lease component. The Company has also elected not to recognize leases with original lease terms of less than 12 months (short-term leases) on the balance sheet.

Leases are classified as operating or finance leases at the lease commencement date. Lease expense for operating leases and short-term leases is recognized on a straight-line basis over the lease term. Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make these lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

The Company uses its incremental borrowing rate at lease commencement to calculate the present value of lease payments when the rate implicit in a lease is not known. The Company’s incremental borrowing rate is based on the FHLB rate, adjusted for the lease term.

All of the Company’s right-of-use assets and lease liabilities totaling $3,927,000 at December 31, 2023 and $4,251,000 at December 31, 2022 are classified as operating leases.

Lease Expense

The components of total lease cost were as follows for the period ending:

	December 31, 2023	December 31, 2022
Operating lease cost	$674	$516
Operating lease cost below capitalization threshold	12	7
Short-term lease cost	1	43
Variable lease cost	1	1
Less: Sublease income	(150)	(110)
Total lease cost, net	$538	$457

31

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Lease Obligations

Future undiscounted lease payments for finance and operating leases with initial terms of one year or more as of December 31, 2023 are as follows:

Operating Leases
2024	$514
2025	527
2026	485
2027	492
2028	410
Thereafter	2,356
Total undiscounted lease payments	$4,784
Less: imputed interest	(857)
Net lease liabilities	$3,927

Supplemental Lease Information

	December 31, 2023	December 31, 2022
Operating lease weighted average remaining lease term (years)	10.0	10.8
Operating lease weighted average discount rate	3.87%	3.79%
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$674	$516

Note 9:   Interest-bearing Time Deposits

Interest-bearing time deposits in denominations of $250,000 or more were $79,554,000 on December 31, 2023 and $108,587,000 on December 31, 2022. The Company had brokered interest-bearing time deposits of $102,278,000 and $15,000,000 on December 31, 2023 and 2022, respectively.

At December 31, 2023, the scheduled maturities of time deposits are as follows:

2024	$287,576
2025	132,501
2026	5,911
2027	5,277
2028	12,507
Total time deposits	$443,772

32

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Note 10:   Repurchase Agreements

The Company had repurchase agreements on December 31, 2023 and 2022 of $4,583,000 and $5,213,000 respectively. These agreements are secured by U. S. Government Agency, FHLB, FHLMC, FNMA and GNMA securities and such collateral is held in safekeeping with a third party. The maximum amount of outstanding agreements at any month end during 2023 and 2022 totaled $6,346,000 and $9,621,000, respectively, and the daily average of such agreements totaled $4,421,000 and $7,388,000 for 2023 and 2022, respectively. These agreements mature daily. The following table represents the remaining contractual maturity of repurchase agreements disaggregated by the class of securities pledged as of December 31:

2023 Overnight & Continuous
December 31, 2023:
U.S. government agencies	$4,583
Totals	$4,583

Note 11:   Borrowings

The Bank has Federal Funds Borrowing Line Agreements with PCBB, US Bank, and PNC Bank that allow the Company to borrow up to $35,000,000, $20,000,000 and $5,000,000 in Federal Funds, respectively.

The Company has a Stock Secured Line Agreement with United Banker’s Bank that allows the Company to borrow up to $10,000,000.

The Bank has a cash management advance (CMA) line of credit with the Federal Home Loan Bank (FHLB) of Cincinnati. FHLB borrowings are collateralized by all shares of FHLB stock owned by the Bank and by the Bank’s residential mortgage loans. At December 31, 2023, the Bank had $206,604,000 available on its CMA line of credit. The Bank has the option of selecting a variable interest rate set daily for 90 days or a fixed interest rate for a maximum of thirty days. Variable interest rates are set daily based upon the FHLB’s published interest rates. Variable interest rate advances are prepayable with no fee. The fixed rate is not prepayable prior to maturity.

At December 31, 2023, advances from the Federal Home Loan Bank were $31,000,000 at a variable rate of 5.47% maturing by March 28, 2024. Each advance is payable either at its maturity date or amortizing over the life of the advance, with a prepayment penalty for fixed rate advances. The advances were collateralized by approximately $602,737,000 of residential mortgage assets under a blanket lien arrangement at year-end 2023.

Based on this collateral the Company has additional borrowing capacity of $206,604,000 at December 31, 2023.

Payments over the next five years and thereafter are as follows:

2024	$31,000
2025	—
2026	—
2027	—
2028	—
Thereafter	—
Total FHLB Advances	$31,000

On May 15, 2020, the Company completed a private issuance and sale, of subordinated notes at a 5.00% fixed to floating rate, to 21 accredited investors for an aggregate gross amount of $25,000,000 proceeds, net of related issuance costs of $415,000. The notes are fixed at 5.00% until June 15, 2025, when they will convert to the three-month term SOFR plus 490.0 basis points, repricing quarterly. Interest is payable in March and September of each year. The Subordinated notes will mature on May 15, 2030, and the Company cannot redeem the notes prior to May 15, 2025, subject to approval of the Board of Governors of the Federal Reserve System, as required by law or regulation. This private placement included $5,360,000 of notes that were issued in exchange for the Company’s existing subordinated notes, issued on November 12, 2015, for net cash proceeds of $19,225,000.

33

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

In 2023, the Company paid off $700,000 of subordinated notes.

Note 12:   Income Taxes

The provision for income taxes includes these components:

	2023	2022
Taxes currently payable	$4,409	$4,274
Deferred income taxes	(102)	(119)
Income tax expense	$4,307	$4,155

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below:

	2023	2022
Computed at the statutory rate of 21%	$5,002	$4,668
Increase (decrease) resulting from
Tax exempt interest	(692)	(702)
Cash surrender value, net of premiums	(102)	(74)
Other	99	263
Actual tax expense	$4,307	$4,155

34

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

	2023	2022
Deferred tax assets
Allowance for credit losses	$3,908	$3,617
Deferred compensation	759	719
Stock option expense	166	166
Unrealized losses on available-for-sale securities	4,083	5,385
Right of use lease liability	855	927
Deferred loan fees	—	4
Unfunded commitment liability	320	—
Other	74	91
Total deferred tax assets	10,165	10,909
Deferred tax liabilities
Depreciation	(1,483)	(1,283)
Purchase accounting adjustments	(538)	(385)
FHLB stock dividends	(94)	(94)
Prepaid expenses	(12)	(12)
Right of use lease asset	(855)	(927)
Other	(735)	(692)
Total deferred tax liabilities	(3,717)	(3,393)
Net deferred tax asset	$6,448	$7,516

Note 13:   Regulatory Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting guidelines. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Furthermore, the Company’s regulators could require adjustments to regulatory capital not reflected in these financial statements.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk-weighted assets (as defined), common equity Tier 1 capital (as defined) to total risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2023, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

As of December 31, 2023, the most recent notification from the Federal Reserve categorized the Company and Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Company and Bank must maintain capital ratios as set forth in the table that follows. There are no conditions or events since that notification that management believes have changed the Company or Bank’s category.

35

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The Company’s and Bank’s actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2023
Total Capital
(to Risk-Weighted Assets)
Consolidated	$209,075	13.5%	N/A	N/A	N/A	N/A
Bank	198,869	12.8%	124,295	8.0%	$155,369	10.0%
Tier I Capital
(to Risk-Weighted Assets)
Consolidated	164,929	10.6%	N/A	N/A	N/A	N/A
Bank	179,473	11.6%	93,221	6.0%	124,295	8.0%
Common Equity Tier I Capital
(to Risk-Weighted Assets)
Consolidated	164,929	10.6%	N/A	N/A	N/A	N/A
Bank	179,473	11.6%	69,916	4.5%	100,990	6.5%
Tier I Capital
(to Average Assets)
Consolidated	164,929	9.0%	N/A	N/A	N/A	N/A
Bank	179,473	9.8%	73,573	4.0%	91,967	5.0%
As of December 31, 2022
Total Capital
(to Risk-Weighted Assets)
Consolidated	$192,353	13.5%	N/A	N/A	N/A	N/A
Bank	182,486	12.8%	114,172	8.0%	$142,715	10.0%
Tier I Capital
(to Risk-Weighted Assets)
Consolidated	151,012	10.6%	N/A	N/A	N/A	N/A
Bank	165,895	11.6%	85,629	6.0%	114,172	8.0%
Common Equity Tier I Capital
(to Risk-Weighted Assets)
Consolidated	151,012	10.6%	N/A	N/A	N/A	N/A
Bank	165,895	11.6%	64,222	4.5%	92,765	6.5%
Tier I Capital
(to Average Assets)
Consolidated	151,012	9.4%	N/A	N/A	N/A	N/A
Bank	165,895	10.3%	64,318	4.0%	80,398	5.0%

36

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. Generally, the Bank’s payment of dividends is limited to net income for the current year plus the two preceding calendar years, less capital distributions paid over the comparable time period.

The above minimum capital requirements exclude the 2.50% capital conservation buffer required to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers. The net unrealized gain or loss on available-for-sale securities is not included in computing regulatory capital.

Note 14:   Related Party Transactions

At December 31, 2023 and 2022, the Bank had loans outstanding and lines of credit available to executive officers, directors, significant shareholders and their affiliates (related parties), in the amount of approximately $22,736,000 and $24,074,000, respectively.

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons.

Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

Deposits from related parties held by the Bank at December 31, 2023 and 2022, totaled $23,067,000 and $32,528,000, respectively.

Note 15:   Employee Benefits

The Company has a retirement savings 401(k) plan covering substantially all employees. Employees may contribute up to the maximum amount allowable by the Internal Revenue Service with the Company matching 100% of the first 2% of employee compensation contributed, and 50% matching of the next 4%, for a maximum match of 4% of employee compensation. In addition, the Company may make additional discretionary contributions allocated to all eligible participants based on compensation. Employee contributions are always 100% vested. Employer contributions vest annually until the employee becomes fully vested after four years of participation in the plan. Employer contributions charged to expense for 2023 and 2022, were approximately $770,000 and $796,000, respectively.

The Company has supplemental retirement plans for certain former and current Senior Officers. Officers in the plans, upon retirement, will receive annually for ten or fifteen years a percentage of their final annual payroll amount exclusive of incentive and bonus amounts and may be partially offset by 401(k) or 401(k) and social security retirement benefits. The plans are uniquely designed for each participant. The charges to expense for 2023 and 2022 were $502,000 and $504,000, respectively. Such charges reflect the straight-line accrual over the period until full eligibility of the present value of benefits due each participant on the full eligibility date. For plans executed before 2016, a 6% discount factor is used. For plans executed after January 1, 2016, the accumulation period crediting rate was 43% of the prior year Return on Equity of the Company for 2023 and 2022; and the distribution period crediting rate is equal to the 10-Year U.S. Treasury note on the first day of each year plus 1%. The resulting liability at December 31, 2023 and 2022 was $3,483,000 and $3,300,000, respectively. The Company purchased life insurance on the participants.

The Bank has employment agreements with certain officers of the Bank. Under these agreements, the officers are employed for rolling one to three-year periods. Unless the Bank serves a termination notice to the officers before December 31 of each year, the agreements are automatically extended for one additional year. The Bank’s Board of Directors approve the officers’ base salaries annually. The agreements prohibit the officers from soliciting banking business from customers of the Bank for a period of one to three years following the termination of the employment agreements.

37

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Note 16:   Stock Option Plan

The Company has a fixed option plan under which the Company may grant options to selected directors, Advisory Board Members and employees for up to 249,738 shares of common stock that vest over two years or immediately if the recipient is 65 years old or older. The Company believes that such awards align the interests of its employees with those of its shareholders. The exercise price of each option is intended to equal the fair value of the Company’s stock on the date of grant. An option’s maximum term is ten years. The compensation cost for the stock option expense recognized in 2023 and 2022 totaled $478,000 and $515,000, respectively. As of December 31, 2023, there was $654,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan.

A summary of the status of the plan at December 31, 2023 and changes during the year then ended is presented below:

	2023
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (Years)	Aggregate Instrinsic Value
Outstanding, beginning of year	195,350	$81.67
Granted	63,840	83.36
Exercised	(6,150)	56.94
Forfeited or expired	(14,650)	77.23
Outstanding, end of year	238,390	$83.04	6.45	$1,544
Exercisable, end of year	175,450	$82.92	5.37	$1,250

The weighted-average grant-date fair value of options granted during 2023 was $13.83. There were no options granted in 2022. The total intrinsic value of options exercised during the year ended December 31, 2023 and 2022 was $190,000 and $195,000, respectively.

The fair value of each option award granted is estimated on the date of the grant using a Black-Scholes valuation model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the Company’s stock and other factors. The Company uses the simplified method to estimate option exercise and employee termination within the valuation model due to lack of historical data. The expected term of options granted represents the period of time that options are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

	2023	2022
Dividend yield	3.66%	N/A
Volatility factors of expected market price of common stock	20.39%	N/A
Risk-free interest rate	3.85%	N/A
Expected life (in years)	7.0	N/A
Weighted-average fair value of options granted during the year	$13.83	N/A

38

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Note 17:   Earnings Per Share

Earnings per share (EPS) were computed as follows:

	2023	2022
Basic
Net Income	$19,516	$18,071
Weighted average common shares outstanding	2,013,381	2,007,574
Basic earnings per common share	$9.69	$9.00
Diluted
Net income	$19,516	$18,071
Weighted average common shares outstanding for basic earnings per common share	2,013,381	2,007,574
Dilutive effects of assumed exercise of stock options	15,750	22,208
Average shares and dilutive potential common shares	2,029,131	2,029,782
Diluted earnings per common share	$9.62	$8.90

Options to purchase 144,940 and 88,150 shares of common stock at a weighted-average exercise price of $88.54 and $92.50 per share were outstanding at December 31, 2023 and 2022, respectively, but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common shares.

Note 18:   Disclosures about Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

39

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Recurring Measurements

The following tables present the fair value measurements of assets recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2023 and 2022:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2023:
U.S. government agencies	$49,525	$—	$49,525	$—
SBA Loan Pools	12,621	—	12,621	—
Mortgage-backed securities of U.S. government sponsored enterprises	40,647	—	40,647	—
State and political subdivisions	94,702	—	94,702	—
Corporate Bonds	13,635	—	13,635	—
December 31, 2022:
U.S. government agencies	$33,011	$—	$33,011	$—
Mortgage-backed securities of U.S. government sponsored enterprises	18,628	—	18,628	—
State and political subdivisions	87,019	—	87,019	—
Corporate Bonds	13,834	—	13,834	—

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying balance sheets. There have been no significant changes in the valuation techniques during the year-ended December 31, 2023.

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatility, prepayments, defaults, cumulative loss projections and cash flows. Level 2 securities include U.S. government agencies, Mortgage-backed securities of U.S. government sponsored enterprises, State and political subdivisions and corporate bonds. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

40

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Nonrecurring Measurements

The following tables present the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2023 and 2022:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2023:
Collateral-dependent loans	$3,054	$—	$—	$3,054
December 31, 2022:
Collateral-dependent impaired loans	$2,404	$—	$—	$2,404
Mortgage servicing rights	3,919	—	—	3,919

Following is a description of the valuation methodologies used for assets measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Collateral-Dependent Loans, Net of ACL

The estimated fair value of collateral-dependent loans is based on the appraised fair value of the collateral, less estimated cost to sell. Collateral-dependent loans are classified within Level 3 of the fair value hierarchy.

The Company considers the appraisal or evaluation as the starting point for determining fair value and then considers other factors and events in the environment that may affect the fair value. Appraisals of the collateral underlying collateral-dependent loans are obtained when the loan is determined to be collateral-dependent and subsequently as deemed necessary by management. Appraisals are reviewed for accuracy and consistency. Appraisers are selected from the list of approved appraisers maintained by management. The appraised values are reduced by discounts to consider lack of marketability and estimated cost to sell if repayment or satisfaction of the loan is dependent on the sale of the collateral. These discounts and estimates are developed by comparison to historical results.

Mortgage Servicing Rights

MSRs do not trade in an active market with readily observable prices. Accordingly, the fair value of these assets is classified as Level 3. The Company determines the fair value of MSRs using an income approach model based upon the Company’s month — end interest rate curve and prepayment assumptions. The model utilizes assumptions to estimate future net servicing income cash flows, including estimates of time decay, payoffs and changes in valuation inputs and assumptions. The Company reviews the valuation assumptions against this market data for reasonableness and adjusts the assumptions if deemed appropriate. The carrying amount of the MSRs were not increased in 2023 for the fair value.

41

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in nonrecurring Level 3 fair value measurements at December 31, 2023 and 2022:

	Fair Value at 12/31/2023	Valuation Technique	Unobservable Inputs	(Weighted Average)
Collateral-dependent loans	$3,054	Market comparable properties	Marketability discounts	20 – 20% (20%)

	Fair Value at 12/31/2022	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
Collateral-dependent impaired loans	$2,404	Market comparable properties	Marketability discounts	20 – 20% (20%)
Mortgage servicing rights	3,919	Discounted cash flow	Discount rate	9.5 – 9.5% (9.5%)
			Constant prepayment rate	3 – 15% (9%)

Sensitivity of Significant Unobservable Inputs

The following is a discussion of the sensitivity of significant unobservable inputs, the interrelationships between those inputs and other unobservable inputs used in recurring fair value measurement and of how those inputs might magnify or mitigate the effect of changes in the unobservable inputs on the fair value measurement.

Collateral-Dependent loans

The significant unobservable input used in the fair value measurement of the Company’s collateral-dependent loans is the marketability discount. Significant increases in this input in isolation would result in a significantly lower fair value measurement.

Mortgage Servicing Rights

Mortgage servicing rights do not trade in an active, open market with readily observable prices. Accordingly, fair value is estimated using discounted cash flow models having significant inputs of discount rate, prepayment speed and default rate. Due to the nature of the valuation inputs, mortgage servicing rights are classified within Level 3 of the hierarchy.

Mortgage servicing rights are tested for impairment on at least an annual basis. The Controller’s office contracts with a pricing specialist to generate fair value estimates. The Controller’s office challenges the reasonableness of the assumptions used and reviews the methodology to ensure the estimated fair value is appropriate.

42

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Fair Value of Financial Instruments

The following table presents estimated fair values of the Company’s financial instruments and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2023 and 2022:

	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2023
Financial assets
Cash and cash equivalents	$36,682	$36,682	$—	$—
Loans held for sale	1,145	—	—	1,145
Loans, net of allowance for credit losses	1,531,280	—	—	1,429,455
Nonmarketable equity securities	6,866	—	6,866	—
Interest receivable	8,101	—	8,101	—
Financial liabilities
Deposits	1,642,601	—	1,641,770	—
Repurchase agreements	4,583	—	4,583	—
Other borrowed funds	31,000	—	31,000	—
Subordinated debt	24,034	—	19,755	—
Interest payable	1,306	—	1,306	—
December 31, 2022
Financial assets
Cash and cash equivalents	$22,883	$22,883	$—	$—
Held-to-maturity securities	5	—	5	—
Loans held for sale	1,345	—	—	1,345
Loans, net of allowance for credit losses	1,387,842	—	—	1,332,624
Nonmarketable equity securities	6,627	—	6,627	—
Interest receivable	6,111	—	6,111	—
Financial liabilities
Deposits	1,456,570	—	1,449,548	—
Repurchase agreements	5,213	—	5,213	—
Other borrowed funds	16,000	—	16,000	—
Subordinated debt	24,693	—	19,504	—
Interest payable	927	—	927	—

Note 19:   Commitments and Credit Risk

Letters of Credit

Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions.

The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

43

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

The Bank had total outstanding letters of credit amounting to $540,000 and $203,000 at December 31, 2023 and 2022, respectively, with maturities within the next 12 months.

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At December 31, 2023, the Bank had granted unused lines of credit to borrowers aggregating approximately $144,954,000 and $80,438,000 for commercial lines and open-end consumer lines, respectively. At December 31, 2022, the Bank had granted unused lines of credit to borrowers aggregating approximately $136,805,000 and $71,861,000 for commercial lines and open-end consumer lines, respectively.

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer’s creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. At December 31, 2023, and 2022, the Bank had outstanding commitments to originate variable rate loans aggregating approximately $50,409,000 and $14,178,000, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period.

44

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Note 20:   Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to the financial position, results of operations and cash flows of the Company:

Condensed Balance Sheets

	December 31,
	2023	2022
Assets
Cash and cash equivalents	$9,757	$10,227
Investment in common stock of subsidiaries	177,584	159,243
Other assets	1,110	884
Total assets	$188,451	$170,354
Liabilities
Subordinated debt	24,034	24,693
Other liabilities	1,885	1,753
Total liabilities	25,919	26,446
Shareholders’ Equity	162,532	143,908
Total liabilities and shareholders’ equity	$188,451	$170,354

45

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Condensed Statements of Income and Comprehensive Income/(Loss)

	Year Ending December 31,
	2023	2022
Income
Dividends from the Bank	$7,366	$6,791
Interest income	35	21
Other income	21	22
Total income	7,422	6,834
Expenses
Interest expense	1,270	1,294
Other expenses	480	390
Total expenses	1,750	1,684
Income Before Income Tax and Equity in Undistributed Income of the Bank	5,672	5,150
Income Tax Benefit	(383)	(375)
Income Before Equity in Undistributed Income of the Bank	6,055	5,525
Equity in Undistributed Income of subsidiaries	13,461	12,546
Net Income	$19,516	$18,071
Comprehensive Income/(Loss)	$24,514	$(4,473)

46

Heartland BancCorp

Notes to Consolidated Financial Statements
December 31, 2023 and 2022
(Table dollar amounts in thousands, except share data)

Condensed Statements of Cash Flows

	Year Ending December 31,
	2023	2022
Operating Activities
Net income	$19,516	$18,071
Stock option expense	478	515
Tax benefit related to stock options exercised	28	30
Items not providing cash	(13,890)	(12,863)
Net cash provided by operating activities	6,132	5,753
Investing Activities
Investment in venture capital fund	(174)	(110)
Net cash used in investing activities	(174)	(110)
Financing Activities
Repayment of subordinated debt	(700)	—
Dividends paid	(5,976)	(5,414)
Proceeds from stock options exercised	248	252
Net cash used in financing activities	(6,428)	(5,162)
Net Change in Cash and Cash Equivalents	(470)	481
Cash and Cash Equivalents at Beginning of Year	10,227	9,746
Cash and Cash Equivalents at End of Year	$9,757	$10,227

Note 21:   Subsequent Events

Subsequent events have been evaluated through March 7, 2024 which is the date the financial statements were available to be issued.

47